SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Jeremy Kidd (“Employee”) and Phunware, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an Offer Letter with the Company on November 19, 2023 (the “Offer Letter”);

WHEREAS, the Offer Letter contains provisions regard certain equity grants providing specified equity to the Employee, which vests pursuant to the terms of the Offer Letter and any other applicable equity incentive plan, subject to the terms and conditions of the Offer Letter and equity plans, as applicable (collectively the “Stock Agreements”);

WHEREAS, the Company terminated Employee’s employment with the Company effective December 2, 2025 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises and payments made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1.
Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under Section 5 below, the Company agrees as follows:

a.
Payment. The Company agrees to pay Employee a total of Ninety Thousand Dollars ($90,000.00), comprised of (i) a lump sum equivalent to three (3) months of Employee’s base salary, for a total of Seventy-Five Thousand Dollars ($75,000.00), less applicable withholding; and (ii) a supplemental payment of Fifteen Thousand Dollars ($15,000.00). This payment will be made to Employee within fifteen (15) days after the Effective Date of this Agreement.
b.
General. Employee acknowledges that without this Agreement, he/she is otherwise not entitled to the supplemental consideration listed in this Section 1.

c.
26 U.S.C. Section 162(q). The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

2.
Benefits. Employee’s health insurance benefits shall cease on December 31, 2025, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

3.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.
4.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”), including but not limited to any and all rights or claims to receive RSU’s, Phunware stock, or any other equity compensation from the Company. Employee, on his/her own behalf and on behalf of his/her respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Colorado Anti-Discrimination Act (CADA), the Lawful Off-Duty Activities Statute (LODA), the Personnel Files Employee Inspection Right Statute, the Colorado Labor Peace Act, the Colorado Labor Relations Act, the Colorado Equal Pay Act, the Colorado Overtime and Minimum Pay Standards Order, the Colorado Healthy Families and Workplaces Act, and Colorado FAMLI;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Section 22, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

5.
Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that he/she has been advised by this writing that: (a) he/she should consult with an attorney prior to executing this Agreement; (b) he/she has twenty-one (21) days within which to consider this Agreement; (c) he/she has been advised in writing by the Company of the class, unit, or group of individuals covered by the reduction in force, the eligibility factors for the reduction in force, and the job titles and ages of all individuals who were and were not selected; (d) he/she has seven (7) days following his/her execution of this Agreement to revoke this Agreement; (e) this Agreement shall not be effective until after the revocation period has expired; and (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he/she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
6.
Unknown Claims. Employee acknowledges that he/she has been advised to consult with legal counsel and that he/she is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his/her favor at the time of executing the release, which, if known by him/her, must have materially affected his/her settlement with the Releasee. Employee, being aware of said principle, agrees to expressly waive any rights he/she may have to that effect, as well as under any other statute or common law principles of similar effect.
7.
No Pending or Future Lawsuits. Employee represents that he/she has no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he/she does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
8.
Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.
9.
Confidentiality. Subject to paragraph 12 governing Protected Activity and the Colorado Addendum to this Agreement, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his/her immediate family members, religious advisor, medical or mental health provider, mental or behavioral health therapeutic support group, legal counsel, financial advisor, or tax preparer, or as otherwise required by law or court order, and must prevent disclosure of any Separation Information to all other third parties unless permitted by applicable law. Employee agrees that he/she will not publicize, directly or indirectly, any Separation Information.
10.
Company Property. Employee’s signature below constitutes his/her certification under penalty of perjury that he/she has returned all documents (and has not kept in his/her possession, recreated or delivered to anyone else) and all devices, records, data, notes, reports, proposals, lists, correspondence (including emails), specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by him/her pursuant to his/her employment with the Company or otherwise belonging to the Company, its successors or assigns, and all other property provided to Employee by the Company, developed or obtained by Employee in connection with his/her employment with the Company, or otherwise belonging to the Company.
11.
No Cooperation. Subject to paragraph 12 governing Protected Activity, Employee agrees that he/she will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he/she cannot provide counsel or assistance.
12.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
13.
Nondisparagement. Subject to the Colorado Addendum to this Agreement, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. Nothing in this Agreement prohibits or is intended to restrict or impede employees from discussing the terms and conditions of their employment with co-workers or union representatives, exercising their rights under Section 7 of the National Labor Relations Act, and/or exercising protected rights to the extent that such rights cannot be waived by agreement.
14.
Confidential Information.
a.
Definition of Confidential Information. Employee understands and agrees that non-public information developed by, accessed by, or disclosed to Employee in the performance of Employee’s duties and responsibilities for the Company or related to Company's business, including, without limitation, information relating to the Company; the Company’s business or any portion thereof; the Company's employees or contractors; its parent, subsidiaries, divisions, and affiliates; its methods, strategies, techniques, processes, and tools of production and service; its client, customer or business partner rosters and lists, including as part of any compilation or list of business contacts in a computer, phone, cloud-based storage facility or service, or other electronic device; the identity, contact information, location, quality, preferences, requirements, pricing for, amounts of and methods of calculating bids or estimates for, sales to and sales volume of, and other assessments and analyses for or of its former, current, and prospective customers, clients, suppliers, vendors, and business partners; its computer networks, systems, accounts, and databases; its products, services, agreements, software, source code, data, protocols, digital assets, investments, and its digital tools and resources utilized in its production and services for any of its former, current, or prospective customers or clients; its intellectual property; its processes, techniques, technologies, and technological and other developments; its marketing and branding strategies, methods, solutions, and techniques; its business plans and strategies; its income, revenue, sales, profits and losses, costs, expenses, general ledgers, and other financial information; its specialized training, methods, or techniques used in the Company’s business; and any other non-public business or technical information, intellectual property, or trade secret of the Company and its parent, subsidiaries, divisions, and affiliates, or any collections or compilations of the same, (collectively, "Confidential Information") is proprietary and confidential and represents a valuable, special and unique asset of the Company and/or its parent, subsidiaries, divisions, and affiliates, the disclosure of which would cause continuing and irreparable injury to the Company and/or its parent, subsidiaries, divisions, and affiliates.
b.
Inclusions and Future Information. The Company and Employee agree that Confidential Information includes past, current, updated and future documents or information of the Company: (i) provided to Employee by the Company the Effective Date or before the first day of Employee’s employment with the Company; (ii) provided to Employee by the Company after the Effective Date or after the first day of Employee’s employment with the Company; (iii) created by Employee, in whole or in part; (iv) used by Employee for the purpose of performing Employee’s duties for the Company or making decisions relating to the Company’s business or any portion thereof; (v) that is otherwise marked or identified as confidential or proprietary; or (vi) that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
c.
Exclusions. Confidential Information does not include documents or information that (i) the Employee otherwise has a right to disclose as legally protected conduct; (ii) arises from Employee’s general training, knowledge, skill or experience, whether gained on the job or otherwise; and (iii) is or becomes generally available to and known by the public at the time of disclosure to Employee, provided that such disclosure is through no direct or indirect fault of Employee or person(s) acting on Employee’s behalf.
d.
Nondisclosure of Confidential Information. Employee understands and acknowledges that the Company and its parent, subsidiaries, divisions, and affiliates would not provide or disclose the Confidential Information to Employee, even in connection with Employee’s employment by the Company, without Employee’s agreement not to use or disclose in any manner, at any time, for any purpose other than the performance of Employee’s duties and responsibilities to and in the best interests of the Company and its parent, subsidiaries, divisions, and affiliates, any of the Confidential Information. Accordingly, unless otherwise permitted by applicable law, Employee will not use or disclose any of the Confidential Information in any manner, at any time (whether during employment or after termination of employment) and/or for any purpose, other than the performance of Employee’s duties and responsibilities to and in the best interest of the Company and its parent, subsidiaries, divisions, and affiliates.
e.
Notice of Immunity. Notwithstanding the foregoing, Employee acknowledges that under the U.S. Defend Trade Secrets Act of 2016, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law may disclose the trade secret to Executive's attorney and use the trade secret information in the court proceeding, if Employee and/or Employee’s attorney (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.
f.
Inventions. Employee agrees that he/she will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, all Employee's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during the period of his/her employment with the Company (collectively, “Inventions”). Employee further acknowledges that all original works of authorship which were made by him/her (solely or jointly with others) within the scope of and during the period of his/her employment with the Company and which are protectable by copyright were and are “works made for hire” as that term is defined in the United States Copyright Act. Employee understands and agrees that the decision whether or not to commercialize or market any Invention is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty is or will be due to Employee as a result of the Company’s efforts to commercialize or market any such Invention.

15.
Non-Solicitation of Customers. For a period of twelve (12) months following the Termination Date, Employee shall not, directly or indirectly, solicit or attempt to solicit, for the purpose of providing products or services competitive with those offered by the Company, any customer or client of the Company with whom Employee had material contact during the last two (2) years of employment, for the purpose of providing products or services that are competitive with the Company’s business, provided that this restriction is for the protection of the Company’s trade secrets and Confidential Information.
16.
Non-Solicitation of Employees. For a period of twelve (12) months following the Termination Date, Employee shall not, directly or indirectly, solicit or induce any employee of the Company with whom Employee worked or had material contact during the last two (2) years of employment to leave the employment of the Company.

17.
Non-Competition. For a period of twelve (12) months following the Termination Date, Employee shall not, within states where the Company currently does business, directly or indirectly, engage in or perform duties for a business that is engaged in substantially similar business activities as the Company, where such duties would be substantially similar to those Employee performed for the Company during the last two (2) years of employment, and where such restriction is for the protection of the Company’s trade secrets.
18.
Notice of Rights. This section is intended to comply with C.R.S. § 8-2-113. Employee acknowledges and agrees that (a) Employee is a “highly compensated employee” as defined by Colorado law; (b) this restriction is no broader than necessary to protect the Company’s trade secrets and Confidential Information; (c) Employee has been provided notice of this restriction contemporaneously with this Agreement, and at least 14 days before receiving the additional compensation provided for above in Section 1; and (d) nothing in this Agreement prohibits Employee from disclosing or discussing any alleged discriminatory or unfair employment practice as provided in the Colorado Addendum.
19.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.
20.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
21.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
22.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN TRAVIS COUNTY, TEXAS BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
23.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his/her behalf under the terms of this Agreement. Employee agrees and understands that he/she is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
24.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he/she has the capacity to act on his/her own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
25.
No Representations. Employee represents that he/she has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
26.
Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.
27.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
28.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
29.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of any existing confidentiality or similar agreement between the Company and Employee which is in effect on the date hereof.
30.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.
31.
Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Colorado.
32.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within the twenty-one (21) day period set forth under paragraph 6 above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

33.
Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
34.
Voluntary Execution of Agreement. Employee understands and agrees that he/she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his/her claims against the Company and any of the other Releasees. Employee acknowledges that:

() he/she has read this Agreement;

() he/she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his/her own choice or has elected not to retain legal counsel;

() he/she understands the terms and consequences of this Agreement and of the releases it contains; and

() he/she is fully aware of the legal and binding effect of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

JEREMY KIDD, an individual

Dated: __12/5/2025______ /s/ Jeremy Kidd

Jeremy Kidd

PHUNWARE, INC.

Dated: __12/3/2025______ By: /s/ Jeremy Krol

COLORADO ADDENDUM

Nothing in this Agreement (including but not limited to the acknowledgments, release of claims, the promise not to sue, the confidentiality obligations, the non-disparagement clause, and any return-of-property provision, if applicable) limits your ability to disclose or discuss, either orally or in writing, any alleged discriminatory or unfair employment practice. The confidentiality obligation in this Agreement and any other reference that could be considered a nondisclosure provision applies equally to all parties to the release. Nothing in this Agreement, including any nondisclosure provision, restrains you from disclosing the underlying facts of any alleged discriminatory or unfair employment practice including:

•
Disclosing the existence and terms of a settlement agreement, to your immediate family members, religious advisor, medical or mental health provider, mental or behavioral health therapeutic support group, legal counsel, financial advisor, or tax preparer;

•
To any local, state, or federal government agency for any reason including disclosing the existence and terms of a settlement agreement, without first notifying the Company;

•
In response to legal process, such as a subpoena to testify at a deposition or in court, including disclosing the existence and terms of a settlement agreement, without first notifying the Company; and

•
For all other purposes required by law.

The disclosure of underlying facts of any alleged discriminatory or unfair employment practice does not constitute disparagement. If the Company disparages you to a third party, the Company may not seek to enforce the non-disparagement or nondisclosure provisions of the Agreement or seek damages against you or any other party to the Agreement for violating those provisions, but all other remaining terms of the Agreement remain enforceable.

The parties to this Agreement sign below attesting to compliance with Colo. Rev. Stat. § 24-34-407(1).

/s/ Jeremy Kidd /s/ Jeremy Krol

___________________________ ___________________________
Jeremy Kidd For the Company